SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

SEC File Number: 001-31915

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007

PACIFIC CMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27653	84-1475073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Airgate International Corp., 153-10 Rockaway Blvd.	Jamaica, New York	11434
(Address of Principal Executive Office)	(City and State)	(Zip Code)

Registrant’s telephone number, including area code: (212) 247-0049

ITEM 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In prior filings with the Securities and Exchange Commission, the Registrant advised that in December 2006, the staff of the American Stock Exchange (the “AMEX”) sent the Registrant a letter advising that the AMEX staff had determined to proceed with the filing of an application with the Securities and Exchange Commission to strike Registrant’s common stock from listing and registration on the AMEX, based upon assertions of alleged events that occurred in 2003 relating to the Registrant’s 2003 listing application. The Registrant has and continues to deny the AMEX’s allegation. The Registrant informed the AMEX that it would voluntarily delist its securities from the AMEX and the staff of the AMEX advised the Registrant that it withdrew its delist letter. Registrant is presently making arrangements to assure that there will be no loss in continuity in trading and anticipates that trading will continue on the OTC Bulletin Board once there is cessation of trading on the AMEX.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.  Financial Statements and Exhibits.

EXHIBIT 99.1    Press Release of August 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CMA, INC.

By:	/s/ Alfred Lam
Name: Alfred Lam Title: Chairman

Dated: August 8, 2007